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                                                                    EXHIBIT 23.6


                                    CONSENT

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form SB-2 of IBS Interactive, Inc. (the "Company") as a person about to become a director of the Company.




Dated: March 9, 1998




                                                    /s/ Susan Holloway
Torricelli
                                                    ---------------------------

                                                    Susan Holloway Torricelli